CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 25, 2012 relating to the financial statements and financial highlights that appear in the February 29, 2012 annual reports to shareholders of Invesco Dynamics Fund, Invesco Global Real Estate Fund, Invesco High Yield fund, Invesco High Yield Securities Fund, Invesco Limited Maturity Treasury Fund, Invesco Money Market Fund, Invesco Municipal Bond Fund, Invesco Real Estate Fund, Invesco Short Term Bond Fund, Invesco U.S. Government Fund and Invesco Van Kampen Corporate Bond Fund, eleven portfolios within the AIM Investment Securities Funds (Invesco Investment Securities Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 26, 2012